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                                                                EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan of our report dated January 18, 1996, on our audits of the consolidated financial statements and financial statement schedules of Quickturn Design Systems, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       /s/ Coopers & Lybrand L.L.P.



San Jose, California
February 10, 1997